UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
June 8, 2009
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1- 4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  -  Other Events

On June 8, 2009, Thomas & Betts Corporation announced Kenneth W. Fluke will retire from his position as Chief Financial Officer of Thomas & Betts Corporation (the “Company”) effective October 1, 2009.  William E. Weaver, Jr. Vice President and Controller of the Company, will succeed Mr. Fluke as Chief Financial Officer on October 1, 2009.

Mr. Fluke will be entitled to benefits under the following plans and arrangements in accordance with their applicable terms:  (i) the Thomas & Betts Corporation Executive Retirement Plan; (ii) The Thomas & Betts Corporation Supplemental Executive Investment Plan; (iii) Part A of the Thomas & Betts Pension Plan; (iv) the Thomas & Betts Corporation Employees’ Investment Plan; (v) the executive life insurance program (with no further premium payments made by the Company);  (vi) the Indemnity Agreement previously entered into between the Company and Executive; and (vii) continuing coverage under the Company’s D&O policy.

Mr. Fluke will also be entitled to receive a bonus payable on or before March 15, 2010 to the extent the amount would have been payable under the terms of the Thomas & Betts Corporation Management Incentive Plan for the Company’s 2009 performance had Mr. Fluke continued to be employed by the Company through the end of 2009.

Mr. Fluke and the Company prepared a Retirement and Consulting Agreement (the “Retirement Agreement”) to establish the terms of Mr. Fluke’s retirement including the provision of certain retirement benefits and to establish the terms of a consulting arrangement with Mr. Fluke.  Mr. Fluke and the Company entered into the Retirement Agreement on June 8, 2009.

Pursuant to the terms of the Retirement Agreement, from October 1, 2009 through December 31, 2009 (the “Consulting Period”), Mr. Fluke may be assigned duties and responsibilities, such as providing advice and assistance with respect to strategic opportunities and ensuring a smooth transition from his position, as determined by the Chief Executive Officer.  During the Consulting Period, the Company will pay Mr. Fluke $40,111.00 per month for consulting services.

A copy of Mr. Fluke’s Retirement Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.  Also, the press release announcing Mr. Fluke’s retirement is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01  -  Financial Statements and Exhibits

(d)  Exhibits

10.1	Retirement and Consulting Agreement between Kenneth W. Fluke and Thomas & Betts Corporation executed June 8, 2009.

99.1	Press Release dated June 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary

Date:	June 8, 2009

Exhibit Index

Exhibit No.	Description
10.1	Retirement and Consulting Agreement between Kenneth W. Fluke and Thomas & Betts Corporation executed June 8, 2009.

99.1	Press Release dated June 8, 2009.